May 2022

Company Presentation | May 2022 2 Forward Looking Statements and Non-GAAP Measures In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, the degree and nature of our competition, legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended (the “Code”), and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. These and other risk factors are more fully discussed in the company's filings with the Securities and Exchange Commission. EBITDA is defined as net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, equity in (earnings) loss of unconsolidated entity and after the Company’s portion of EBITDA of OpenKey. In addition, we excluded impairment on real estate, (gain) loss on insurance settlement and disposition of assets and Company’s portion of EBITDA of OpenKey from EBITDA to calculate EBITDA for real estate, or EBITDAre, as defined by NAREIT. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price or debt amount. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's Hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC or in the appendix to this presentation. The calculation of implied equity value is derived from an estimated blended capitalization rate (“Cap Rate”) for the entire portfolio using the capitalization rate method. The estimated Cap Rate is based on recent Cap Rates of publically traded peers involving a similar blend of asset types found in the portfolio, which is then applied to Net Operating Income (“NOI”) of the company’s assets to calculate a Total Enterprise Value (“TEV”) of the company. From the TEV, we deduct debt and preferred equity and then add back working capital to derive an equity value. The capitalization rate method is one of several valuation methods for estimating asset value and implied equity value. Among the limitations of using the capitalization rate method for determining an implied equity value are that it does not take into account the potential change or variability in future cash flows, potential significant future capital expenditures, the intended hold period of the asset, or a change in the future risk profile of an asset. This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Braemar Hotels & Resorts Inc. or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security. Despite recent progress in the administration of vaccines, both the outbreak of recent variants, including Delta and Omicron, and the related containment and mitigation measures that have been put into place across the globe, have had and are likely to continue to have a serious adverse impact on the global economy and our business, the severity and duration of which are uncertain. Since late February 2020, we have experienced a significant decline in occupancy and RevPAR and we expect the occupancy and RevPAR reduction associated with COVID-19 to continue. The continued outbreak of the virus in the U.S. has and will continue to further reduce travel and demand at our hotels. The prolonged occurrence of the virus has resulted in health or other government authorities imposing widespread restrictions on travel or other market impacts. The hotel industry and our portfolio have and we expect will continue to experience the postponement or cancellation of a significant number of business conferences and similar events. At this time those restrictions are very fluid and evolving. We have been and will continue to be negatively impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us or the overall economic environment. In addition, one or more possible recurrences of COVID-19 case surges could result in further reductions in business and personal travel and could cause state and local governments to reinstate travel restrictions. We may also face increased risk of litigation if we have guests or employees who become ill due to COVID-19. As such, the full impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact will be material. Additionally, the public perception of a risk of a pandemic or media coverage of these diseases, or public perception of health risks linked to perceived regional food and beverage safety has materially adversely affected us by reducing demand for our hotels. These events have resulted in a sustained, significant drop in demand for our hotels and could have a material adverse effect on us. Prior to investing in Braemar, potential investors should carefully review Braemar’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Braemar’s most current Form 10-K, Form 10-Q and Form 8-K’s, including the risk factors included therein.

Company Presentation | May 2022 3 Experienced Management Team  24 years of hospitality experience  5 years with the Company  15 years with Morgan Stanley  Cornell School of Hotel Administration BS  University of Pennsylvania MBA  21 years of hospitality experience  18 years with the Company  3 years with ClubCorp  CFA charter holder  Southern Methodist University BBA  16 years of hospitality experience  11 years with the Company (5 years with the Company’s predecessor)  5 years with Stephens Investment Bank  Oklahoma State University BS RICHARD J. STOCKTON Chief Executive Officer & President DERIC S. EUBANKS, CFA Chief Financial Officer JEREMY J. WELTER Chief Operating Officer

Company Presentation | May 2022 4 BHR Positioned Ideally For Potential Rapid Recovery Market Outlook: Recovery Favors Luxury Resorts Attractive Portfolio Composition Recent Results & Developments Balance Sheet Strategy The Notary Hotel

Market Outlook Recovery Favors Luxury Resort Assets

Company Presentation | May 2022 6 87.4 96.8 100.3 101.3 101.8 0 20 40 60 80 100 120 2021 2022 2023 2024 2025 Occupancy Index 83.2 99.4 107 111.7 115.5 0 20 40 60 80 100 120 2021 2022 2023 2024 2025 RevPAR Index 95.2 102.7 106.8 110.3 113.5 0 20 40 60 80 100 120 2021 2022 2023 2024 2025 ADR Index Industry RevPAR Expected to Exceed 2019 by 2023 Source: STR, January 24th, 2022 U.S. KPIs, Indexed to 2019

Company Presentation | May 2022 7 Resorts and Urban Assets Recovering Rapidly Source: CBRE Hotels Research, Kalibri Labs, Q1 2022, May 5th, 2022 Data from 1/1/2020 – 3/31/2021 110% 83% 0% 20% 40% 60% 80% 100% 120% 140% Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 RevPAR as a % of 2019 Resort Urban

Attractive Portfolio Composition Taking Advantage of Strategic Asset Class

Company Presentation | May 2022 9 Key Urban Resort Resort 60% Urban 40% Balanced Market Mix Beverly Hills, CA Mr. C Beverly Hills Hotel Chicago, IL Sofitel Chicago Magnificent Mile Washington, D.C. Capital Hilton Philadelphia, PA The Notary Hotel Seattle, WA Marriott Seattle Waterfront San Francisco, CA The Clancy Yountville, CA Hotel Yountville Yountville, CA Bardessono La Jolla, CA Hilton La Jolla Torrey Pines Key West, FL Pier House Resort & Spa Beaver Creek, CO Park Hyatt Beaver Creek St. Thomas, USVI The Ritz-Carlton St. Thomas The Ritz-Carlton Reserve Dorado Beach Dorado, PR Truckee, CA The Ritz-Carlton Lake Tahoe Sarasota, FL The Ritz-Carlton Sarasota High Quality Assets with High Barriers to Entry

Company Presentation | May 2022 10 Resort Exposure Lifts Performance Occupancy & ADR Ramping Up – 03/01/20 to 04/22/22 Resort: Bardessono; Hotel Yountville; Ritz-Carlton St. Thomas, Lake Tahoe, Sarasota, and Dorado Beach (data begins 3/27/22 for Dorado Beach); Pier House; Hilton Torrey Pines; Park Hyatt Beaver Creek Urban: The Clancy, The Notary Hotel, Marriott Seattle Waterfront, Capital Hilton, Sofitel Chicago and Mr. C (data begins 9/1/21 for Mr. C) Key: Resort Urban Average 71% 63% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% M a r- 2 0 A p r- 2 0 J u n -2 0 J u l- 2 0 S e p -2 0 O c t- 2 0 D e c -2 0 J a n -2 1 M a r- 2 1 A p r- 2 1 J u n -2 1 J u l- 2 1 S e p -2 1 O c t- 2 1 D e c -2 1 J a n -2 2 M a r- 2 2 A p r- 2 2 Occupancy (30-Day Avg.) $826 $250 $498 $0 $200 $400 $600 $800 $1,000 $1,200 M a r- 2 0 A p r- 2 0 J u n -2 0 J u l- 2 0 S e p -2 0 O c t- 2 0 D e c -2 0 J a n -2 1 M a r- 2 1 A p r- 2 1 J u n -2 1 J u l- 2 1 S e p -2 1 O c t- 2 1 D e c -2 1 J a n -2 2 M a r- 2 2 A p r- 2 2 ADR (30-Day Avg.)

Company Presentation | May 2022 11 RevPAR Ramping Up – 03/01/20 to 04/22/22 Resort Exposure Lifts Performance Resort: Bardessono; Hotel Yountville; Ritz-Carlton St. Thomas, Lake Tahoe, Sarasota, and Dorado Beach (data begins 3/27/22 for Dorado Beach); Pier House; Hilton Torrey Pines; Park Hyatt Beaver Creek Urban: The Clancy, The Notary Hotel, Marriott Seattle Waterfront, Capital Hilton, Sofitel Chicago and Mr. C (data begins 9/1/21 for Mr. C) $589 $158 $331 $0 $100 $200 $300 $400 $500 $600 $700 $800 RevPAR (30-Day Avg.) Resort Urban Total

Hotel EBITDA Rebounding Through Resorts

BRAEMAR HOTELS & RESORTS

Core Assets	Location	Market Type	Number of Rooms	Q1 2022 Occ%	ADR	RevPAR	Hotel EBITDA[1]
Ritz-Carlton Sarasota	Sarasota, FL	Resort	276	78%	$808	$633	$12,485
Ritz-Carlton St. Thomas	St. Thomas, USVI	Resort	180	82%	$1,445	$1,184	$11,263
Park Hyatt Beaver Creek	Beaver Creek, CO	Resort	190	77%	$920	$712	$9,025
Ritz-Carlton Reserve Dorado Beach	Dorado Beach, PR	Resort	96	56%	$3,083	$1,725	$7,671
Ritz-Carlton Lake Tahoe [2]	Truckee, CA	Resort	170	65%	$1,238	$805	$7,089
Pier House	Key West, FL	Resort	142	87%	$842	$733	$6,969
Hilton Torrey Pines	La Jolla, CA	Resort	394	66%	$224	$148	$3,163
Bardessono	Napa Valley, CA	Resort	65	57%	$1,048	$600	$1,409
Mr.C Beverly Hills Hotel	Beverly Hills,CA	Urban	138	66%	$386	$255	$877
Hotel Yountville	Napa Valley, CA	Resort	80	39%	$760	$296	$429
Marriott Seattle Waterfront	Seattle, WA	Urban	361	42%	$190	$80	$120
The Clancy	San Francisco, CA	Urban	410	53%	$243	$128	$102
Capital Hilton	Washington, D.C.	Urban	550	38%	$204	$78	$80
The Notary Hotel	Philadelphia, PA	Urban	499	39%	$177	$68	$1
Sofitel Chicago Magnificent Mile	Chicago, IL	Urban	415	44%	$168	$74	($1,283)
Total Portfolio			**3,966**	**55%**	**$595**	**326.42**	**$59,400**



Pier House Resort & Spa

(1) In thousands
(2) Comparable operating results

Company Presentation | May 2022 12

Company Presentation | May 2022 13 Ritz-Carlton Drives Q1 TTM Hotel EBITDA(1) Luxury Hotels Drive Q1 TTM Hotel EBITDA(1) (1) Comparable TTM as of 3/31/2022, see appendix for a reconciliation of TTM hotel net income (loss) to hotel TTM EBITDA; In thousands. High Transient Demand Drives Q1 TTM Revenue(1) Strong Resort Revenue Drives Q1 TTM Results(1) High Exposure to Luxury Hotels and Resorts Ritz-Carlton $92,051 Independent $41,202 Park Hyatt $14,176 Marriott/ Autograph $6,689 Hilton $7,756 Sofitel -$3,651 $(15,000) $- $15,000 $30,000 $45,000 $60,000 $75,000 $90,000 $105,000 $120,000 Luxury $143,778 Upper Upscale $14,445 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 Urban, 20% Resort, 80%Transient, 84% Group, 12% Contract, 4% Ritz-Carlton: Ritz-Carlton St. Thomas, Ritz-Carlton Sarasota, Ritz-Carlton Lake Tahoe, and Ritz-Carlton Reserve Dorado Beach; Independent: Bardessono, Pier House, Hotel Yountville, and Mr. C; Park Hyatt: Park Hyatt Beaver Creek; Marriott / Autograph: Marriott Seattle Waterfront, The Notary, and The Clancy; Hilton: Capital Hilton and Torrey Pines; Sofitel: Sofitel Chicago Magnificent Mile Luxury: Sofitel Chicago Magnificent Mile, Ritz-Carlton St. Thomas, Ritz-Carlton Sarasota, Ritz-Carlton Lake Tahoe, Ritz-Carlton Reserve Dorado Beach, Bardessono, Pier House, Hotel Yountville, Mr. C, and Park Hyatt Beaver Creek; Upper Upscale: Capital Hilton, Torrey Pines, Marriott Seattle Waterfront, The Notary, and The Clancy

Company Presentation | May 2022 14 Strong Asset Class and Strategic Market Exposure Position Portfolio for Potential Rapid Recovery Ritz-Carlton St. Thomas $(20,000) $(10,000) $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Quarterly Hotel EBITDA (In Thousands) $- $50 $100 $150 $200 $250 $300 $350 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Quarterly RevPAR

Company Presentation | May 2022 15 Highest EBITDA Per Room & RevPAR $38 $37 $30 $30 $28 $27 $27 $23 $20 $19 $17 $15 $10 $15 $20 $25 $30 $35 $40 BHR PEB SHO XHR DRH HST PK HT RLJ INN CLDT APLE 2019 EBITDA Per Room $233 $211 $196 $189 $188 $184 $183 $171 $145 $134 $128 $106 $70 $100 $130 $160 $190 $220 $250 BHR PEB SHO DRH HT HST PK XHR RLJ CLDT INN APLE 2019 RevPAR $28 $14 $14 $14 $13 $11 $10 $9 $9 $9 $7 $6 $- $5 $10 $15 $20 $25 $30 BHR XHR HST DRH HT APLE PEB RLJ CLDT SHO INN PK 2021 EBITDA Per Room ($ in thousands) $203 $125 $121 $113 $111 $105 $104 $86 $86 $84 $83 $81 $- $50 $100 $150 $200 $250 BHR DRH HT HST XHR SHO PEB CLDT RLJ PK APLE INN 2021 RevPAR

Recent Results & Developments Solid Q1 Results Signal Potential For Sharp Recovery

Company Presentation | May 2022 17 Comparable Hotel Operating Results(1)(4) 2022 Q1 2021 Q1 % Variance 2021 2019 Q1 % Variance 2019 ADR $ 595 $ 523 14% $ 366 62% Occupancy 55% 37% 48% 75% (27)% RevPAR $ 326 $ 194 68% $ 274 19% Total Hotel Revenue(2) $ 178,570 $ 105,411 69% $ 155,045 15% Hotel EBITDA(2) $ 59,400 $ 27,229 172% $ 46,796 27% Hotel EBITDA Margin 33% 26% 7% 30% 3% (1) Includes: Bardessono; Hotel Yountville; Mr. C Beverly Hills; Pier House; Marriott Seattle Waterfront; Capital Hilton; Sofitel Chicago; Hilton Torrey Pines; The Clancy; The Notary Hotel; Park Hyatt Beaver Creek; Ritz-Carlton Lake Tahoe, Sarasota, St. Thomas and Dorado Beach (Reserve) (2) In thousands (3) As reported in Earnings Releases: 2017 as reported on 2/27/2019; 2018 as reported on 2/26/2020; 2019 as reported on 2/25/2021; 2020 and 2021 as reported on 2/24/2022; TTM Q1’22 as reported on 5/4/2022 (4) Due to the economic effects of the COVID-19 pandemic on the Company, the lodging industry and the broader economy, the information provided should not be relied upon as an accurate representation of the current or future financial condition or performance of the Company COMPARABLE HOTEL EBITDA(3)(4)COMPARABLE REVPAR(3)(4) RevPAR Recovers Significantly in Q1 $219 $226 $233 $101 $203 $264 $- $50 $100 $150 $200 $250 $300 2017 2018 2019 2020 2021 TTM Q1'22 $126.9 $136.7 $143.0 $13.9 $109.2 $158.2 $- $20 $40 $60 $80 $100 $120 $140 $160 $180 2017 2018 2019 2020 2021 TTM Q1'22 (I n m ill io n s)

Company Presentation | May 2022 18 AFFO PER SHARE IS ROBUSTADJUSTED EBITDARE RECOVERING STRONGLY Quarter Highlights Full Year Highlights • Comparable RevPAR for all hotels increased 68% to $326.42 during the quarter, the highest quarterly RevPAR in the Company’s history. Comparable ADR increased 13.9% to $595.09 and comparable occupancy increased 47.5% to 54.9%. • Net income attributable to common stockholders for the quarter was $11.4 million or $0.15 per diluted share. • Adjusted EBITDAre was $49.2 million for the quarter, which was 41.4% higher than what the Company reported in the first quarter of 2019. Comparable Hotel EBITDA was $59.4 million for the quarter. • Adjusted funds from operations (AFFO) was $0.41 per diluted share for the quarter compared to $0.20 in the prior year quarter, reflecting a growth rate of 105%. • Capex invested during the quarter was $10.8 million. Sharp Recovery Trends Continue in Q1 2022 $111.1 $119.3 $121.5 $(4.5) $87.5 $120.1 $(20) $- $20 $40 $60 $80 $100 $120 $140 2017 2018 2019 2020 2021 TTM Q1'22 (I n m ill io n s) $0.46 $0.46 $0.44 $0.12 $0.20 $0.41 $0.50 $0.56 $0.42 $(0.68) $0.20 $0.37 $0.34 $0.29 $(0.21) $0.17 $0.31 $0.15 $0.27 $(0.17) $0.23 ($1.20) ($0.80) ($0.40) $0.00 $0.40 $0.80 $1.20 $1.60 $2.00 2017 2018 2019 2020 2021 2022

Company Presentation | May 2022 19 55%OCCUPANCY $595ADR $326REVPAR Q1 2022 • RevPAR above 2019 levels • Resort properties continue to capitalize on strong leisure demand • Urban properties continue to recover Highlights +19%VS. 2019 +68%VS. 2021 RevPAR Growth Q1 2022 RevPAR Exceeds 2019

Company Presentation | May 2022 20 TRANSACTION OVERVIEW • 6.0M shares of BHR common stock valued at $5.84 per share, $54M of mortgage debt, and $104M cash (funded from available excess cash) • Hotel acquisition price of $193M(1), a 12x 2021 EBITDA Multiple • Closed on March 11th, 2022 • The transaction includes 96 rooms, averaging 1,288 S.F., and 14 residential units ranging in size from 2,200 – 6,600 S.F. Property Overview Number of Rooms 96 Residences 14 Meeting Space (S.F.) 4,800 Location Dorado, Puerto Rico Last Renovation 2018 One of Only 5 Ritz-Carlton Reserves in the World Fee Simple 50 Acres site Forbes 5-Star Rating, AAA Five Diamond Award, Conde Nast – Reader’s Choice Award – Top Resort in the Caribbean (2019) (1) Inclusive of the 14 luxury residences (2) FY 2021 Dorado Beach, A Ritz-Carlton Reserve RevPAR(2) $1,227 2021 Cap Rate 9.4% Price Per Key(1) $1.8M Unlevered IRR ~11% Exciting New Acquisition

Balance Sheet Strategy Maintain Liquidity, Monitor Leverage, Navigate Recovery

Company Presentation | May 2022 22 Current Liquidity is Sufficient for Growth(1) $185.2MCASH & CASH EQUIVALENTS $41.2MRESTRICTED CASH TOTAL CASH $266.5M CASH POSITION (1) As of 3/31/22 (2) Q1 2022 (3) Excludes amortization payments $49.2MADJ. EBITDARE POSITIVE OPERATING CASH FLOW(2) CASH FLOW ~$27.2M $40.1MDUE FROM 3RD PARTY MANAGERS ($10.8M) Ritz-Carlton Sarasota CAPEX ($3.3M)PREFERRED DIVIDENDS ($7.9M)DEBT SERVICE(3)

Company Presentation | May 2022 23 Laddered debt maturities(1)(2) (1) As of 03/31/2022 (2) Assumes extension options are exercised. There can be no guaranty that extension options are exercisable on or before maturity. In the event one or more extensions are not exercisable we will be subject to the prevailing conditions of the debt markets at that time, which could result in increased or decreased borrowing cost or the inability to borrow at all. In such case, our ability to repay the amounts owed under the debt arrangements may not be feasible or could have a negative impact on our financial performance 2023NEXT HARD DEBT MATURITY 3.1%WEIGHTED AVG. INTEREST RATE(1) Note: the use of debt potentially increases BHR’s returns, as well as the risk of losses associated with the investment 5.0% 4.00% 2.5% 2.7% 3.1% 0% 1% 2% 3% 4% 5% 6% 2018 2019 2020 2021 2022 Weighted Average Interest Rate(1) • Delever to 35% Net Debt to Gross Assets • Hold 10% of Gross Debt Balance as cash on the balance sheet • Floating-rate debt provides a natural hedge to hotel cash flows and increases flexibility in various economic environments • Proactive strategy to opportunistically refinance loans and extend maturities • Long-standing lender relationships Conservative Leverage Strategy With No Significant Near-Term Debt Maturities Overview $189.0 $401.5 $435.0 $140.3 $70.5 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2022 2023 2024 2025 2026 2027 (i n m il li o n s)

Company Presentation | May 2022 24 Highly Aligned Management Team Management has significant personal wealth invested in the Company8.7% Insider ownership 2.3x higher than public lodging REIT industry average2.3x Total dollar value of insider ownership (as of 3/31/2022)$38.9M REIT Avg includes: AHT, HT, APLE, CLDT, RLJ, PEB, INN, HST, DRH, SHO, XHR, PK Source: Latest Proxy and Company filings as of 04/05/2022 Highly-aligned management team is among highest insider equity ownership of publicly- traded Hotel REITs 18.2% 8.7% 6.8% 4.7% 3.8% 2.9% 2.4% 2.3% 1.9% 1.5% 1.4% 1.2% 1.1% 1.0% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% HT BHR APLE CLDT Peer Avg. INN XHR RLJ PEB SHO DRH HST PK AHT

Company Presentation | May 2022 25 Key Takeaways Market Outlook: Recovery Favors Luxury Resorts Attractive Portfolio Composition Focus on Growth Solid Balance Sheet and Liquidity The Notary Hotel

Appendix

Company Presentation | May 2022 27 Indebtedness

Company Presentation | May 2022 28 Indebtedness

Company Presentation | May 2022 29 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA 2019 2019 2019 2019 December 31, 2019 4th Q uarter 3rd Q uarter 2nd Q uarter 1st Q uarter TTM Net income (loss) 31,806$ 9,410$ 12,828$ 16,800$ 70,844$ Non-property adjustments (26,320) 1,441 (9) — (24,888) Interest income (69) (79) (77) (62) (287) Interest expense 5,210 4,829 4,965 4,856 19,860 Amortizaton of loan costs 309 229 209 345 1,092 Depreciation and amortization 18,310 16,831 18,474 16,686 70,301 Income tax expense (benefit) (173) (78) 422 115 286 Non-hotel EBITDA ownership expense 1,277 1,048 1,395 1,279 4,999Hotel EBITDA including amounts attributable to noncontrolling interest 30,350 33,631 38,207 40,019 142,207 Non-comparable adjustments (44) 10 161 705 832 Net income (loss) 30,306$ 33,641$ 38,368$ 40,724$ 143,039$

Company Presentation | May 2022 30 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Company Presentation | May 2022 31 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Company Presentation | May 2022 32 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Company Presentation | May 2022 33 Reconciliation of Net Income (Loss) to Comparable Hotel EBITDA by Hotel

Company Presentation | May 2022 34 Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

Company Presentation | May 2022 35 Reconciliation of Net Income (Loss) to Adjusted FFO Q1

Company Presentation | May 2022 36 Reconciliation of Net Income (Loss) to Adjusted FFO Q4

Company Presentation | May 2022 37 Reconciliation of Net Income (Loss) to Adjusted FFO Q3

Company Presentation | May 2022 38 Reconciliation of Net Income (Loss) to Adjusted FFO Q2 In thousands except per share amounts